The Board of Directors and Stockholders
Advance Nanotech, Inc.

We have audited the accompanying balance sheet of Advance Nanotech, Inc. (a Delaware corporation) (a Development Stage Company) as of September 30, 2004, and the related statements of operations, stockholders' deficit and cash flows for the period from August 17, 2004 (Inception) to September 30, 2004. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audit in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Advance Nanotech, Inc. as of September 30, 2004, and the results of its operations and its cash flows for the period from August 17, 2004 (Inception) to September 30, 2004, in conformity with accounting principles generally accepted in the United States of America.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 1 to the financial statements, the Company's operating losses raise substantial doubt about its ability to continue as a going concern. Management's plans regarding this uncertainty are also described in Note 1. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

                     /s/ CACCIAMATTA ACCOUNTANCY CORPORATION

Irvine, CA
December 6, 2004

                             ADVANCE NANOTECH, INC.
                          (A DEVELOPMENT STAGE COMPANY)
                           CONSOLIDATED BALANCE SHEET
                               September 30, 2004

ASSETS

Current assets
  Cash and cash equivalents                                            $201,049
  Other                                                                  37,402
         Total current assets                                           238,451

Office equipment, net                                                    49,043

                                                                       $287,494


LIABILITIES AND STOCKHOLDERS' DEFICIT

Current liabilities
  Accounts payable                                                      $54,356
  Accrued expenses                                                       59,897
  Credit facility                                                       543,109
         Total current liabilities                                      657,362


Stockholders' Deficit
  Common stock, $.0001 par value, 25,000,000
    shares authorized, 100 issued and outstanding                            --
  Retained deficit                                                     (370,379)
  Accumulated other comprehensive income                                    511

                 Total stockholders' deficit                           (369,868)

                                                                       $287,494

                             See accompanying notes.

                             ADVANCE NANOTECH, INC.
                          (A DEVELOPMENT STAGE COMPANY)
                      CONSOLIDATED STATEMENT OF OPERATIONS
                             AND COMPREHENSIVE LOSS

                                                              From inception
                                                             (August 17, 2004)
                                                                    to
                                                            September 30, 2004

Costs and expenses
  Research and development                                        $97,802
  Sales and marketing                                              92,159
  General and administrative                                      180,418

Net loss                                                         (370,379)

Foreign currency translation adjustment                               511

Comprehensive loss                                              $(369,868)

Weighted average shares outstanding - Basic and Diluted               100


Net loss per share - Basic and Diluted                          $(3,698.68)

                       See accompanying notes.

                             ADVANCE NANOTECH, INC.
                          (A DEVELOPMENT STAGE COMPANY)
                 CONSOLIDATED STATEMENT OF STOCKHOLDERS' DEFICIT
             FROM INCEPTION (AUGUST 17, 2004) TO SEPTEMBER 30, 2004

                                                           Deficit        Accumulated
                                               Additional  Accumulated    Other           Total
                         Common     Stock      Paid in     During         Comprehensive   Stockholders'
                         Shares     Amount     Capital     Development    Income          Deficit
Initial
 capitalization            100       --             --             --           --              --

Net loss                    --       --             --       (370,379)          --        (370,379)

Foreign currency
 translation
 adjustment                 --       --             --             --          511             511


Balance,
September 30, 2004         100       --             --       (370,379)         511        (369,868)

                             See accompanying notes.

                             ADVANCE NANOTECH, INC.
                          (A DEVELOPMENT STAGE COMPANY)
                      CONSOLIDATED STATEMENT OF CASH FLOWS

                                                              From inception
                                                             (August 17, 2004)
                                                                    to
                                                            September 30, 2004

Cash flows from operating activities
    Net loss                                                    $(370,379)
    Adjustments to reconcile net loss to cash flows
    from operating activities
       Depreciation                                                 4,459
   Changes in operating assets and liabilities
       (Increase) in other assets                                 (37,402)
       Increase in accounts payable and accrued expenses          114,253

Net cash from operating activities                               (289,069)

Cash flows from investing activities - equipment acquisition      (53,502)

Cash flows from financing activities - proceeds from
 credit facility                                                  543,109

Effect of exchange rates on cash and equivalents                      511

Net increase in cash and equivalents                              201,049

Cash and equivalents
       Beginning of period                                             --
       End of period                                             $201,049

No cash was paid for interest or income taxes

                     See accompanying notes.

ADVANCE NANOTECH, INC.
(A DEVELOPMENT STAGE COMPANY)

NOTES TO SEPTEMBER 30, 2004  FINANCIAL STATEMENTS
--------------------------------------------------------------------------------

1. ORGANIZATION AND SIGNIFICANT ACCOUNTING POLICIES

ORGANIZATION

Advance Nanotech Inc. ("ANI"), a Delaware corporation formed on August 17, 2004, owns all the issued and outstanding shares of Advance Nanotech Limited ("ANL"), a UK company, which in turn owns: 60% the outstanding shares of Owlstone Limited, a research and development company which is currently conducting operations, and all the outstanding shares of the following inactive UK companies: Imperial Nanotech Ltd,Nano Devices Limited, Nano Solutions Limited, Intelligent Materials Limited, Biostorage Limited, Nano Electronics Limited, Nanolabs Limited, Nano Biosystems Limited, Cambridge Nanotechnology Limited, Nano Photonics Limited, NanoFED Limited, Inovus Materials Limited, Advance Proteomics Limited, Nano Diagnostics Limited, Exiguus Technologies Limited, Visus Nanotech Limited, Intelligent Biosensors Limited, Econanotech Limited, Nanocomposites Limited, Nanovindex Limited. (Collectively, the "Company") The Company specializes in the acquisition and commercialization of nanotechnology. Nanotechnology is a research and technology, at the atomic or molecular level, that is expected to make most products lighter, stronger, less expensive and more precise. The Company's interests are focused in three nanotechnology areas, namely: electronics, biopharma and materials. The Company provides investment to bridge patented innovation with the capital markets. The Company's development network creates economic and time efficiencies which can advance the development of University research-programs to marketable product lines in high-value markets. The Company's business strategy is to develop its existing nanotechnology products, acquire additional early-mid stage product candidates in the electronics, biopharma, and materials sectors, selectively license its technology and establish strategic collaborations to advance its product pipeline.

PRINCIPLES OF CONSOLIDATION

The consolidated financial statements include the accounts of ANI and all its subsidiaries ( the "Company"). All significant inter-company accounts and transactions have been eliminated.

GOING CONCERN

The accompanying consolidated financial statements have been prepared on the basis of accounting principles applicable to a going concern, which assume that the Company will continue in operation for at least one year and will be able to realize its assets and discharge its liabilities in the normal course of operations. However, as of September 30, 2004, the Company did not have significant cash or other material assets, nor did it have an established source of revenues sufficient to cover its operating costs and to allow it to continue as a going concern. The Company's future capital requirements will depend on numerous factors including, but not limited to, continued progress in developing its products, market penetration and profitable operations from the sale of its products. These financial statements do not reflect adjustments that would be necessary if the Company were unable to continue as a going concern. While management has been successful in raising debt financing and plans to raise equity capital, there can be no assurance that these plans will be achieved.

CASH AND CASH EQUIVALENTS

The Company considers all highly liquid investments with maturities of three months or less from the original purchase date to be cash equivalents.

CONCENTRATION OF CREDIT RISK

Financial instruments that potentially subject the Company to a concentration of credit risk consist of cash and cash equivalents. The Company maintains its cash balances with one major commercial bank.

PROPERTY AND EQUIPMENT

Property and equipment are recorded at cost.
Equipment and furniture are depreciated using the straight-line basis over their estimated useful lives of three years and leasehold improvements are amortized using the straight-line method over the estimated useful life of the asset or the lease term, whichever is shorter.

LONG-LIVED ASSETS

The Company accounts for the impairment and disposition of long-lived assets in accordance with Statements of Financial Accounting Standards ("SFAS") No. 144, Accounting for the Impairment or Disposal of Long-Lived Assets. In accordance with SFAS No. 144, long-lived assets are reviewed for events of changes in circumstances, which indicate that their carrying value may not be recoverable. At September 31, 2004, the Company believes there has been no impairment of the value of such assets.

INCOME TAXES

Income taxes are recorded in accordance with SFAS No. 109, Accounting for Income Taxes. This statement requires the recognition of deferred tax assets and liabilities to reflect the future tax consequences of events that have been recognized in the Company's financial statements or tax returns. Measurement of the deferred items is based on enacted tax laws. In the event the future consequences of differences between financial reporting bases and tax bases of the Company's assets and liabilities result in a deferred tax asset, SFAS No. 109 requires an evaluation of the probability of being able to realize the future benefits indicated by such assets. A valuation allowance related to a deferred tax asset is recorded when it is more likely than not that some portion or all of the deferred tax asset will not be realized. At September 30, 2004, the Company had federal deferred tax assets of approximately $125,000 consisting primarily of net operating loss carryforwards. The Company has recorded a full valuation allowance for all net deferred tax assets generated to date. The federal operating losses will begin to expire in 2018.

STOCK-BASED COMPENSATION

The Company has elected to adopt the disclosure only provisions of SFAS No. 148 and will continue to follow APB Opinion No. 25 and related interpretations in accounting for stock options granted to its employees and directors. Accordingly, employee and director compensation expense is recognized only for those options whose price is less than the market value at the measurement date. When the exercise price of the employee or director stock options is less then the estimated fair value of the underlying stock on the grant date, the Company records deferred compensation for the difference and amortizes this amount to expense in accordance with FASB Interpretation No. 28, Accounting for Stock Appreciation Rights and Other Variable Stock Options or Award Plans, over the vesting period of the options.

Stock options issued to non-employees are recorded at their fair value as determined in accordance with SFAS No. 123 and Emerging Issues Task Force ("EITF") No. 96-18, Accounting for Equity Instruments That Are Issued to Other Than Employees for Acquiring or in Conjunction With Selling Goods or Services, and recognized over the related service period. Deferred charges for options granted to non-employees are periodically re-measured as the options vest.

USE OF ESTIMATES

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America necessarily requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting periods. Actual results could differ from these estimates.

FOREIGN CURRENCY TRANSLATION

The Company's primary functional currency is the British Pound. Assets and liabilities are translated using the exchange rates in effect at the balance sheet date. Expenses are translated at the average exchange rates in effect during the year. Translation gains and losses not reflected in earnings are reported in accumulated other comprehensive losses in stockholders' deficit.

RESEARCH AND DEVELOPMENT COSTS

 Costs and expenses that can be clearly identified as research and development are charged to expense as incurred in accordance with FASB statement No. 2, "Accounting for Research and Development Costs."

NET LOSS PER SHARE

In accordance with SFAS No. 128, Earnings Per Share, and
SEC Staff Accounting Bulletin ("SAB") No. 98, basic net loss per common share is computed by dividing net loss for the period by the weighted average number of common shares outstanding during the period. Under SFAS No. 128, diluted net income (loss) per share is computed by dividing the net income (loss) for the period by the weighted average number of common and common equivalent shares, such as stock options and warrants, outstanding during the period. Such common equivalent shares have not been included in the Company's computation of net loss per share as their effect would have been anti-dilutive.

RECENT ACCOUNTING PRONOUNCEMENTS

On December 16, 2004 the FASB issued SFAS No. 123R, "Share-Based Payment," which is an amendment to SFAS No. 123, "Accounting for Stock-Based Compensation." This new standard eliminates the ability to account for share-based compensation transactions using Accounting Principles Board, or APB, Opinion No. 25, "Accounting for Stock Issued to Employees," and generally requires such transactions be accounted for using a fair-value-based method and the resulting cost recognized in our financial statements. This new standard is effective for awards that are granted, modified or settled in cash in interim and annual periods beginning after June 15, 2005, December 15, 2005 for small business issuers. In addition, this statement will apply to unvested options granted prior to the effective date. The Company will adopt this new standard effective for the first fiscal quarter of 2006 and it has not yet determined what impact this standard will have on its financial position or results of operations.

FAIR VALUE OF FINANCIAL INSTRUMENTS

The Company's financial instruments include cash equivalents and accounts and loan payable. Because of the short- term nature of these instruments, their fair value approximates their recorded value. The Company does not have material financial instruments with off-balance sheet risk.

2. CREDIT FACILITY

At September 30, 2004, the Company has drawn $543,109 under its $20 million line of credit facility agreement with Bioaccelerate, Inc, a related party. The facility bears interest at an Annual Rate equal to the Applicable Federal Base Rate (as defined in Section 1274(d) of the Internal Revenue Code of 1986) and is repayable in the event that the Company raises $25 million dollars in equity funding. Because the funding was at the end of the period, no interest was accrued. In conjunction with the facility, the Company issued warrants for 66,667 shares of common stock (post reverse split) at an exercise price equal to the price of stock offered in the first equity fund raising by the Company.
The warrants expire 5 years from the date of issue. No value has been attached to these warrants.

3. COMMITMENTS AND CONTINGINCIES

The Company leases its office facilities from a related party in New York and London for aggregate monthly rents of approximately $21,200 on a month-to-month basis.

On November 2, 2004 the Company announced a research collaboration agreement with Imperial College, London, to provide $6.25 million for the development of bio-nanotechnologies, predominantly in the healthcare devices sector.

In the ordinary course of business, the Company may face various claims brought by third parties. Any of these claims could subject us to costly litigation. If this were to happen, the payment of any such costs or awards could have a material adverse effect on our operations and financial position. Additionally, any such claims, whether or not successful, could damage our reputation and business.

In May, 2004, Advance Nanotech Limited provided Owlstone Limited ("Owlstone")with a $2 million secured facility in exchange for 60% of its capital stock and entered into an agreement with Messrs. Paul Boyle, Andrew Koehl and David Ruiz-Alonso (the "founders") under which the founders assigned their intellectual property concerning the Owlstone technology to Owlstone and were issued shares totaling 40% of the issued and outstanding share capital of Owlstone. Per the agreement, the majority shareholder will be responsible for losses incurred by Owlstone, and therefore, no minority interest is shown in these financial statements. Additionally, Owlstone entered into employment agreements with the three founders, at annual salaries of approximately $54,000 each. These agreements may be terminated by either party with six months notice or the payment thereof.

ADVANCE NANOTECH UNAUDITED PRO FORMA COMBINED FINANCIAL STATEMENTS

On October 1, 2004, Artwork and Beyond, Inc. (Artwork") acquired all of the issued and outstanding common stock of Advance Nanotech, Inc. ("Advance"), a Delaware corporation, from the shareholders of Advance. In addition, the assets, liabilities and operations of Artwork prior to October 1, 2004, were assumed by Artwork's former President, Howard Blum, in exchange for his assumption of all of the liabilities of the Registrant prior to October 1, 2004. As a result of these transactions, the former shareholders of Advance own approximately 99% of the fully diluted shares of the Registrant and have installed a new Board of Directors and slate of Officers. This acquisition is therefore accounted for as a reverse acquisition and a recapitalization of Advance. The pro forma adjustments on the following unaudited pro forma combined financial statements have been prepared to illustrate the estimated effect of the acquisition assuming it occurred on August 17, 2004, Advance's inception.

The unaudited pro forma combined balance sheet as of September 30, 2004, gives effect to the acquisition as if it were completed on that date.

The unaudited pro forma combined statement of operations for the period ended September 30, 2004, illustrates the effect of the acquisition as if it had occurred on August 17, 2004 (Advance's inception), and includes the historical audited statement of operation for Advance for the period ended September 30, 2004, combined with Artwork's consolidated statement of operation for the period ended September 30, 2004.

The pro forma information is presented for illustrative purposes only and is not necessarily indicative of the operating results or financial position that would have occurred if the acquisition had occurred as of the date or during the period presented nor is it necessarily indicative of future operating results or financial positions.

ADVANCE NANOTECH,INC.
AND ARTWORK AND BEYOND,INC.
UNAUDITED PRO FORMA CONSOLIDATED BALANCE SHEET
SEPTEMBER 30, 2004
--------------------------------------------------------------------------------

                                       HISTORICAL     HISTORICAL    PRO FORMA   PRO FORMA
                                        ADVANCE        ARTWORK     ADJUSTMENTS  COMBINED
                                                      (NOTE 2)       (NOTE 2)
ASSETS

CURRENT ASSETS
Cash and cash equivalents               $201,409     $      0           --     $201,049
Other                                     37,402            0       37,402
Total Current Assets                     238,451            0           --      238,451

Office equipment, net                     49,043            0           --       49,043

                                        $287,494            0           --     $287,494

LIABILITIES AND SHAREHOLDERS' EQUITY

CURRENT LIABILITIES
Accounts payable                         $54,356            0           --      $54,356
Accrued expenses                          59,897            0           --       59,897
Credit facility                          543,109            0           --      543,109

Total Current Liabilities                657,362            0           --      657,362

COMMITMENTS AND CONTINGENCIES                 --           --           --           --

SHAREHOLDERS' DEFICIT
Common stock                                  --       20,000           --       20,000
Additional paid-in capital                    --           --      (20,000)     (20,000)
Accumulated deficit                     (370,379)          --           --     (370,379)
Accumulated other comprehensive
  income                                     511           --           --          511

Total Shareholders' Deficit             (369,868)      20,000      (20,000)    (369,868)

                                        $287,494       20,000      (20,000)    $287,494

ADVANCE NANOTECH,INC.
AND ARTWORK AND BEYOND,INC.
UNAUDITED PRO FORMA CONSOLIDATED STATEMENT OF OPERATIONS
PERIOD FROM AUGUST 17, 2004 (ADVANCES INCEPTION) TO SEPTEMBER 30, 2004
--------------------------------------------------------------------------------

                                  HISTORICAL    HISTORICAL     PRO FORMA     PRO FORMA
                                   ADVANCE       ARTWORK      ADJUSTMENTS    COMBINED
                                                (NOTE 2)       (NOTE 2)
---------------------------------------------------------------------------------------
EXPENSES
Research and development            $97,802    $      --   $         --         $97,802
Sales and Marketing                  92,159           --             --          92,159
General and administrative          180,418           --         50,000         230,418

Net loss                           (370,379)          --        (50,000)       (420,379)

Foreign currency translation
 adjustment                             511           --             --             511

Comprehensive loss                $(369,868)          --       $(50,000)      $(419,868)


Net loss per share,
 basic and diluted                $ 3698.68           --                           $.02

Shares used in computing net
 loss per share, basic and
 diluted                                100          --                      20,000,000

ADVANCE NANOTECH, INC. AND ARTWORK & BEYOND, INC.
NOTES TO UNAUDITED PRO FORMA COMBINED FINANCIAL STATEMENTS
SEPTEMBER 30, 2004
--------------------------------------------------------------------------------

1. BASIS OF PRESENTATION

The unaudited pro forma combined financial statements of Advance Nanotech, Inc. ("Advance") have been prepared assuming the reverse acquisition has been treated as a recapitalization of Advance. Accordingly, the combined financial statements reflect the historical activity of Advance and the capital structure of Artwork & Beyond, Inc. ("Artwork"). The pro forma adjustments have been prepared to illustrate the estimated effect of the acquisition. The unaudited pro forma combined balance sheet as of September 30, 2004, gives effect to the acquisition as if it had been completed on that date. The unaudited pro forma combined statement of operations for the period ended September 30, 2004, illustrates the effect of the acquisition as if it had occurred on August 17, 2004 (Advance's inception), and includes the historical audited statement of operation for Advance Nanotech for the period ended September 30, 2004, combined with Artwork's equity as of October 1, 2004, as if the acquisition were completed on August 17, 2004.


2. PRO FORMA ADJUSTMENTS AND ASSUMPTIONS
Prior to the acquisition, Artwork had 17,344,568 shares of the common stock outstanding. For purposes of this pro forma consolidation, 20,000,000 shares at a par value of $.001, or $20,000, reflect the equity carried forward from Artwork at the closing of the transaction. Upon closing of the transaction, 70,000,000 shares of stock were issued to the former shareholders of Advance in exchange for their shares of Advance, together with rights to acquire a further 1,910,000,000 of shares of Artwork. As a result, the former shareholders of Advance, in the aggregate, own approximately 80% of the Artwork shares, which percentage will increase to 99% on a fully diluted basis.

Also immediately upon closing, Artwork's business was spun off to Artwork's former President, Howard Blum, in exchange for his assumption of all of the liabilities of the Registrant prior to the closing of the acquisition. As a result, the assets, liabilities and operating results of Artwork prior to the closing of the transaction have no bearing on the financial statements of the new entity, were not material, and are not presented in these pro forma financial statements.

The $20,000 adjustment to additional paid-in capital is made to reflect the issuance of shares on a non-monetary basis.

The $50,000 adjustment to general & administrative expenses is made to reflect the estimated expenses related to being a public company during the entire period.